EXHIBIT 10.85

                            SECOND AMENDMENT TO LEASE
                                 (Store No. 52)


     THIS AMENDMENT TO LEASE, made and entered into as of the 1st day of April, 2000, by and between ALLAN WOLK and SHEFFIELD WOLK, whose address is c/o URT Industries, Inc., 1180 East Hallandale Beach Boulevard, Hallandale, Florida
33009 (hereinafter collectively referred to as "Lessor") and PEACHES ENTERTAINMENT CORPORATION, a Florida corporation whose address is 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009 (hereinafter referred to as "Lessee").

                               W I T N E S S E T H

     WHEREAS, by lease dated as of December 13, 1984 (the "Original Lease") as amended pursuant to an Amendment to Lease dated as of February 25, 1986 ("Amendment to Lease") (collectively referred to as the "Lease"), Lessor leased unto Lessee and Lessee did rent from Lessor the real property described in said Lease, which property is commonly known as 3001 East Colonial Drive, Orlando, Florida, and is hereinafter called the "Demised Premises"; and

     WHEREAS, Lessor and Lessee are desirous of further amending the Lease as so previously amended in accordance with the terms and conditions set forth below;

     NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

     1. Sections 1.2 is hereby deleted in its entirety, and the following is substituted in its place and stead:

          "Section 1.2. The term of this Lease shall be a period of approximately 25 years, 3 months and 3 weeks, commencing December 7, 1984 (the "Rental Commencement Date") and terminating on March 31, 2010."

     3. Section 2.1.1(a), as adopted pursuant to the Amendment to Lease, is hereby amended as follows:

(a) Effective as of April 1, 2000 and continuing throughout the term of the Lease, Lessee shall pay Lessor Net Minimum Rent at the rate of One Hundred Forty-Five Thousand Dollars ($145,000.00) per annum;

     (b) If the Lease is re-newed for the first five- year renewal term (April 1, 2010 to March 31, 2015), Lessee shall pay Lessor Net Minimum Rent at the rate of One Hundred Fifty-Two Thousand Two Hundred and Fifty Dollars ($152,250.00) per annum; and

     (c) If the Lease is re-newed for the second five-year renewal term (April 1, 2015 to March 31, 2020), Lessee shall pay Lessor Net Minimum Rent at the rate of One Hundred Fifty-Nine Thousand Eight Hundred and Sixty-Two Dollars ($159,862.00) per annum.

     4. Sections 2.1.1(b) and 2.1.1(c), which were previously adopted pursuant to the Amendment to Lease, are hereby deleted in their entirety (in addition to Sections 2.1.2, 2.1.2(i) and 2.1.2(ii) of the Original Lease, which were deleted in their entirety pursuant to the Amendment to Lease).

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                         /s/ Allan Wolk
                                         --------------------------------
                                         ALLAN WOLK, as Lessor


                                           /s/ Sheffield Wolk
                                           ------------------------------------
                                           SHEFFIELD WOLK, as Lessor



                                           PEACHES ENTERTAINMENT CORPORATION,
                                           as Lessee


                                           By: /s/ Brian Wolk
                                               --------------------------------
                                           Name:  Brian Wolk
                                           Title: Executive Vice-President


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